Exhibit 99.1


                            MEDICAL STAFFING NETWORK
                                 HOLDINGS, INC.



Management Presentation
SunTrust Robinson Humphrey Thirty-Third Annual Institutional Investor Conference May 25, 2004




                              Safe Harbor Statement
                              ---------------------

This presentation contains forward-looking statements, including those regarding Medical Staffing Network Holdings, Inc. and the services it provides. Investors are cautioned not to place an undue reliance on these forward-looking statements, which will speak only as of the date of this presentation. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to materially differ from any future results or performance expressed or implied by these forward-looking statements. A description of some of these factors can be found in our Annual Report for 2003, a copy of which has been posted on our website. Medical Staffing Network Holdings, Inc. undertakes no obligation to publicly revise these forward-looking statements.



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


                                Company Overview
                                ----------------

o    Founded in 1998 by members of the current management team

o    Largest provider of per diem nurse staffing in the country

     -    Branch network of over 140 offices

     -    Local, regional and national operations

     - Over 75% of locations developed under highly successful de novo program

o    Broad and diversified base of clients and professionals

     -    Over 7,000 client facilities served

     -    Over 37,000 active professionals in database

o    Diversified service lines provide future growth opportunities



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


                          Company Overview (continued)
                          ----------------------------



--------------------------------------   ---------------------------------------
         Revenue (in millions)            Income from Operations (in millions)

     1999                 $94.5                 1999             $4.9

     2000                $178.4                 2000            $10.3

     2001                $338.2                 2001            $18.8

     2002                $478.8                 2002            $37.8

     2003                $513.0                 2003            $17.5

--------------------------------------   ---------------------------------------



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


                                Industry Overview
                               -----------------

Temporary Healthcare Staffing Is Projecting Solid Growth

                                     Amount
               Year                (in billions)              Y/Y Growth
               ----                -------------              ----------
               2001                      $9.1                    26.4%
               2002                     $11.4                    25.2%
               2003E                    $11.0                   (3.5)%
               2004E                    $11.6                     5.5%
               2005E                    $12.7                     9.5%
               2006E                    $14.0                    10.2%

5 Year CAGR 9.5%

Source:  Staffing Industry Analysts, Inc.



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


                        Nurse Staffing Industry Overview
                        --------------------------------

          PER DIEM NURSING (Largely fragmented)
          ----------------

          Market Size:             Estimated $5.0 billion
                                   Approximately 75% of nurse staffing industry

          Market Concentration:    Top 6 Companies = 25%

          Nurse Availability:      Large pool of available nurses



          TRAVEL NURSING (Highly consolidated)
          --------------

          Market Size:             Estimated $1.6 billion
                                   Approximately 25% of nurse staffing industry

          Market Concentration:    Top 2 Companies = 72%

          Nurse Availability:      Limited pool
                                   - generally young and/or unmarried

      "It's estimated that 70% of nurses are married & have or will switch from full-time to part-time employment"
                         Peter Buerhaus, Ph.D., RN, FAAN



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


                   Full-Service Healthcare Staffing Provider
                   -----------------------------------------

o    Per diem nursing

     -    (75% of Q1 2004 revenues; #1 market share)

o    Allied staffing

     -    (16% of Q1 2004 revenues)

o    Travel nursing

     -    (9% of Q1 2004 revenues)


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


                       Per Diem Division Overview
                       ---------------------------


o    Assignments range from one shift to thirteen weeks

o    Over 140 branch locations nationwide

o    Primarily serve acute care hospitals

o Largest provider of per diem nurse staffing services in United States as measured by revenues


Per Diem          75%
Allied            16%
Travel             9%
Q1 2004 revenue breakdown by division

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


                            Allied Division Overview
                         -------------------------------
Leading provider of Allied services

Core Allied Specialties
     o    Radiology
     o    Laboratory
     o    Respiratory Therapy
     o    Pharmacy
     o    Physical Therapy

New Specialties Added in 2002 and 2003
     o    Local Surgical Technicians
     o    Speech Therapy
     o    Occupational Therapy

Future Potential Diversification
     o    Medical Record Technicians
     o    Industrial Pharmacists

Per Diem          75%
Allied            16%
Travel             9%
Q1 2004 revenue breakdown by division

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


                       Travel Division Overview
                       ---------------------------


o    Assignment length is typically thirteen weeks

o Synergistic opportunity to capture travel nurses into per diem pool at end of travel assignment

o    Nationwide placement of healthcare professionals


Per Diem          75%
Allied            16%
Travel             9%
Q1 2004 revenue breakdown by division


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


                        Long-Term Industry Growth Drivers
                        ---------------------------------

o Significant increase in utilization of healthcare services as baby boomer population ages

o Hospitals require a variable labor pool to deal with fluctuations in admissions levels

o Significant burn out of full-time nursing professionals drives turnover and increases utilization of temporary staff

o Increased staffing levels due to new staffing ratio and overtime legislation in a number of states

o    Long-term imbalance between supply and demand


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


                            Supply - Demand Imbalance
                           -------------------------


--------------------------------------   ---------------------------------------
   American Population Over 65          Registered Nurse Shortage Projection
          (in millions)                            (in millions)


                                        Year           Supply         Demand

     2000                 34.5          2000            1.89           2.00

     2005                 36.4          2005            2.01           2.16

     2010                 39.7          2010            2.07           2.34

     2015                 46.0          2015            2.06           2.56

     2020                 53.7          2020            2.00           2.81


 Source: U.S. Census Bureau,             Source: U.S. Department of Health and
Population Projections Bureau,            Human Services, National Center for
       January 13, 2000                  Health Workforce Analysis, July 2002

--------------------------------------   ---------------------------------------


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


                            Recent Market Conditions
                            ------------------------

The temporary healthcare staffing industry's long-term future appears solid. The industry is currently experiencing softness in demand due to:


o    Hospitals are currently relying on increased utilization of full-time staff
     - consequences are more overtime and higher patient loads

o    Less demand due to lower than anticipated hospital admissions

o Recent reports are encouraging, however, the unemployment rate near 9 year high - full-time staff are currently accepting more stressful working conditions

o General staffing sector reporting improving conditions in Q1 2004 -temporary healthcare sector historically lags several quarters behind


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


                       Emerging Trend Toward Consolidating
                                Per Diem Vendors
                                ----------------

o The healthcare industry has consolidated the vendor base for most of its services and products

o 75% of per diem staffing services are provided by thousands of independent, inefficient and geographically limited vendors

o Clients are showing growing interest in consolidating the number of vendors in an effort to reduce administrative / procurement costs, improve quality of service and standardize credentialing of supplemental nurses

o With the largest national footprint, a superior IT platform and other clear competitive advantages, MSN is uniquely positioned to capitalize on this developing trend

o The Joint Commission on Accreditation of Healthcare Organizations (JCAHO) will be launching a certification program for healthcare staffing organizations this fall


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


                              Competitive Strengths
                              ---------------------

o    Largest Network and Leading Brand Name

     -    Largest provider of per diem nurse staffing in the country

     - Uniquely able to address needs of regional and national hospital groups as they embrace vendor consolidation

     - Widely recognized as high quality by healthcare providers and professionals

o Advanced Information Systems Capability - in a market where the typical competitor ("Mom & Pop") is not employing automated systems

     - MSN IT Application allows for:

          o    Same day pay to healthcare staff

          o    MSN/Visa Debit Pay Card

          o    Automatic matches of staff and client orders

          o Ability to network together individual branch databases to address needs of regional clients


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


                        Competitive Strengths (continued)
                        ---------------------------------

o    Proven ability to enter new markets through well developed de novo program

o    Capacity to continue to add new service lines within Allied Healthcare

o    Management expertise and well-developed, scaleable infrastructure

o Diversified service lines allow clients "one-stop" shopping and easier implementation of vendor consolidation

o Established quality driven business standards enables MSN to be well positioned when JCAHO announces the standards of its accreditation program later this year


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


                          Current Strategic Initiatives
                          -----------------------------

o    Vendor on Premise (VOP)

     - Provide on-site management for all of a client's healthcare staffing needs

o    Vendor Management Service / Preferred Provider Program

     - Provide clients with tools to efficiently broadcast and manage their temporary staffing orders

     - As Preferred Provider, MSN gains majority of client's business and commits priority allocation of nursing pool to client

o    Branch-in-Branch (BiB)

     - Offer certain allied services at a local level through our existing per diem branch network


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


                    Current Strategic Initiatives (continued)
                    -----------------------------------------

o    Pharmacy

     -    Growing sector within the healthcare staffing industry

     - Rapid expansion of retail drug stores - executed provider agreements with leading retail pharmacies

o    Travel nurse staffing

     - Enables MSN to offer full range of services to its clients - ranging from one shift to thirteen week assignments


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


                    MSN - Temporary Staffing Leader
                    -------------------------------

o    National footprint with over 140 offices across the country

o    Diversified service lines

o    Sophisticated IT platform

o    High quality provider expected to benefit from JCAHO accreditation program


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